Exhibit 31.1
CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO SECURITIES EXCHANGE ACT RULES 13a-14(a) AND 15d-14(a), AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Richard Hallworth, certify that:
1.	I have reviewed this annual report on Form 10-K of America Service Group Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Dated: April 29, 2011

/s/ Richard Hallworth
Name:	Richard Hallworth
Title:	President & Chief Executive Officer (Principal Executive Officer)